UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     February 22, 2008
Date of Report (Date of earliest event reported)

  GENESIS URANIUM CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52445	33-1133537
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

435 Martin Street, Suite	3080
Blaine, WA	98273
(Zip Code)

(360) 332-3170
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective February 22, 2008, David R. Deering has resigned as the Vice President of Exploration of Genesis Uranium Corp. (the “Company”). The resignation of Mr. Deering was for personal reasons. There was no disagreement between Mr. Deering and the Company regarding any matter relating to the Company’s operations, policies or practices.

ITEM 7.01 REGULATION FD DISCLOSURE.

The Company also announces that it has engaged TerraNotes Ltd. of Edmonton, Alberta to interpret the results from an airborne electromagnetic and radiometric survey done on the Wollaston East Property completed by Terraquest of Markham, Ontario earlier this year. TerraNotes Ltd. specializes in the research and development of new imaging technologies and methods for resource exploration.

The Company expects to have the final interpretations and report from the geophysical survey within 30 days. Depending on the results of the survey a follow-up exploration program is planned for the summer months of 2008.

The above disclosure is included in the press release attached as Exhibit 99.1 to this Current Report which is incorporated by reference herein pursuant to General Instruction F of Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated March 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS URANIUM CORP.

Date:	March 3, 2008
		By:	/s/ Randy White

RANDY WHITE
President, Treasurer and Secretary